Exhibit 99.1

FOR IMMEDIATE RELEASE:

Medallion Financial Corp. ANNOUNCES LEADERSHIP TRANSITION: Andrew Murstein APPOINTED Chief Executive Officer AS OF jANUARY 31, 2026

Alvin Murstein to Serve as Executive Chairman

NEW YORK, NY – October 28, 2025 – Medallion Financial Corp. (NASDAQ: MFIN, the “Company”), a specialty finance company that originates and services loans in various consumer and commercial industries, as well as loan products and services offered through fintech strategic partners, announced today that its Board of Directors has appointed Andrew Murstein as Chief Executive Officer, effective January 31, 2026. Andrew Murstein will continue to serve as President, Chief Operating Officer and a member of the Board of Directors.

In his expanded role, Andrew Murstein will drive the Company’s overall strategic direction, overseeing capital allocation, risk management, and operational efficiency, aiming to improve overall shareholder value.

Alvin Murstein, who has led the Company and the predecessor companies for the past 60 plus years, will become Executive Chairman. He is expected to serve as Executive Chairman until May 2027, after which he will retire from such position. The transition is part of a planned leadership succession process designed to ensure continuity and sustained strategic growth.

“I am honored to take on the additional responsibility of Chief Executive Officer and continue guiding Medallion through its next phase of growth,” said Andrew Murstein. “Under Alvin’s guidance, we have built a strong foundation based in large part to his extraordinary leadership. Together, we established a highly diversified lending platform based on disciplined underwriting standards, by integrating both traditional and fintech-driven origination channels to deliver consistent yields and shareholder value. As we look ahead, we will continue to leverage technology, data-driven insights, and operational excellence to expand our lending platform, further enhance efficiency, and capitalize on emerging opportunities across the specialty finance sector.”

“Andy’s deep experience and vision for Medallion make him the ideal leader to drive the Company forward,” said Alvin Murstein. “He has done an outstanding job pivoting the Company away from its taxi medallion lending roots and has guided the Company to record earnings and assets. That legacy business is now well under 1% of our assets. Under his leadership as President and Chief Operating Officer, Medallion has demonstrated prudent risk management, innovative lending solutions, and a commitment to investors and clients. This planned transition positions the Company for long-term growth and continued market prominence.”

About Medallion Financial Corp.

Medallion Financial Corp. (NASDAQ: MFIN) and its subsidiaries originate and service a growing portfolio of consumer loans and mezzanine loans in various industries, and loan products and services offered through fintech strategic partners. Key industries served include recreation (towable RVs and marine) and home improvement (replacement roofs, swimming pools, and windows). Medallion Financial Corp. is headquartered in New York City, NY, and its largest subsidiary, Medallion Bank, is headquartered in Salt Lake City, Utah. For more information, please visit www.medallion.com.

Forward-Looking Statements

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to our expected leadership transition, business performance, cash flow, net interest income and expenses, other expenses, earnings, growth, and our growth strategy. These statements are often, but not always, made using words or phrases such as “will” and “continue” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to future public announcements of our earnings, expectations regarding our loan portfolio, including collections on our taxi medallion loans, the potential for future asset growth, and market share opportunities. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. For example, statements about the effects of the current economy, whether inflation or the risk of recession, the effects of tariffs, operations, financial performance and prospects constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond Medallion’s control. In addition to risks relating to the current economy, for a description of certain risks to which Medallion is or may be subject, please refer to the factors discussed under the heading “Risk Factors” in Medallion’s 2024 Annual Report on Form 10-K.

Company Contact:

Investor Relations

InvestorRelations@medallion.com

212-328-2176

Investor Relations

The Equity Group Inc.

Lena Cati

lcati@theequitygroup.com

(212) 836-9611

Val Ferraro

vferraro@theequitygroup.com

(212) 836-9633